EXHIBIT 99.1
BERKSHIRE HATHAWAY INC.
NEWS RELEASE

FOR IMMEDIATE RELEASE	October 7, 2005
Omaha, NE (BRK.A; BRK.B) – Berkshire Hathaway Inc. was informed by counsel representing Ronald E. Ferguson, the former Chief Executive Officer of General Re Corporation, that Mr. Ferguson received a “Wells notice” from the staff of the Securities and Exchange Commission (the “Commission”) in connection with its ongoing investigation of non-traditional insurance products. Mr. Ferguson stepped down as CEO of General Re Corporation on October 1, 2001. He had been providing consulting services to General Re and certain of its affiliates until May 20, 2005, when General Re terminated his consulting services. Under the Commission’s procedures, the recipient of a Wells notice has the opportunity to respond to the staff before the staff makes its formal recommendation on whether any civil action should be brought by the Commission.
Berkshire Hathaway and its subsidiaries engage in a number of diverse business activities among which the most important is the property and casualty insurance business conducted on both a direct and reinsurance basis. Common stock of the Company is listed on the New York Stock Exchange, trading symbols BRK.A and BRK.B.
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